UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2009 (November 3, 2009)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13962 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (“SteelCloud”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, SteelCloud’s ability to obtain financing in the short term; general business conditions and the amount of growth in the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in the reports filed by SteelCloud with the Securities and Exchange Commission, including SteelCloud’s Quarterly Report on Form 10-Q for the period ended July 31, 2009.  SteelCloud undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01         Entry Into a Material Definitive Agreement

On November 3, 2009, SteelCloud, Inc. (“SteelCloud”) entered into a Line of Credit and Security Agreement (the “Agreement”) with Caledonia Capital Corporation, a Delaware corporation (the “Lender”) pursuant to which the Lender agreed to extend to SteelCloud a revolving line of credit in the amount of $150,000, in the form of a Revolving Line of Credit Promissory Note (the “Note”).  The Note bears interest at a rate of 15% per annum, and is payable in monthly installments commencing 30 days after SteelCloud issued the Note (November 3, 2009).  The principal amount of the Note, together with interest accrued and unpaid thereon and all other sums due, shall be due and payable in full upon the earlier to occur of (a) March 31, 2010, or (b) the date SteelCloud shall have raised a total of not less than $1,000,000 in capital invested in the equity of SteelCloud which is accompanied by SteelCloud issuing shares of stock which were not trading in the public markets prior to the date of the Note (“New Equity Capital”).   There are no penalties for early prepayment of the Note.

The Note is a revolving line of credit note.  Principal advances may be made, from time to time, by the Lender up to the principal amount of the Note, and principal payments may be made, from time to time by SteelCloud to reduce the principal balance owing pursuant to the Note.

Pursuant to the Agreement and the Note, SteelCloud’s obligations thereunder are secured by a lien in and to all of SteelCloud’s rights, title and interest in and to its furniture, fixtures, equipment, supplies, receivables, intangibles, and inventory, together with all present and future substitutions, replacements and accessories thereto and all present and future proceeds and products thereof, in any form whatsoever (the “Collateral”).

Pursuant to the Agreement, in the event that (a) SteelCloud shall fail to pay when due any principal, interest or other sum owing on any of the obligations described in the Agreement when due; or (b) SteelCloud shall fail to perform any other covenant or agreement in the Agreement, in the Warrant or in any of the other loan documents and such default continues uncorrected for a period of thirty (30) days after written notice of such default from Lender to SteelCloud; or (c) if any warranty or representation of SteelCloud made to the Lender shall be untrue or misleading in any material respect; or (d) if a trustee or receiver is appointed for SteelCloud or for all or a substantial part of SteelCloud's assets; or if SteelCloud makes a general assignment for the benefit of creditors; or if SteelCloud files for bankruptcy; or if an involuntary bankruptcy petition is filed against SteelCloud and such petition is not dismissed within forty-five (45) days after the filing of the same; or (e) If any property of SteelCloud pledged or hypothecated to Lender, or any deposit account held by Lender, is levied upon or attached or further encumbered, or garnished or the Collateral shall otherwise be impaired and same is not removed within thirty (30) days after written notice thereof from Lender to SteelCloud, as determined by Lender; or (f) if there occurs any material adverse change in the financial condition of the SteelCloud or value of the Collateral, as determined by Lender; or (g) if a final judgment is entered against SteelCloud, and the same is not discharged, appealed (provided such appeal stays such judgment) or satisfied within thirty (30) calendar days; or (h) if SteelCloud is liquidated or dissolved; or (i) a default shall occur under that certain Note in the original principal amount of $250,000 from SteelCloud to Lender dated July 1, 2009, then the Lender may, without any further notice or demand, (1) declare any or all of the obligations not already due to be immediately due and payable; (2) enforce, by any proceedings or otherwise, any of the obligations; (3) take exclusive possession of any or all of the Collateral, (4) enforce any liens or security interests securing the obligations; (5) demand, compromise, collect, sue for and receive any money or property at any time due, (6) endorse SteelCloud name on any promissory notes or other instruments, checks, drafts, money orders or other items of payment constituting Collateral, or collections or other proceeds of Collateral, that may come into Lender's possession or control from time to time; and/or (7) terminate, or cease extending credit under, any or all outstanding commitments or credit accommodations of Lender to SteelCloud.

SteelCloud intends to use the loan proceeds for general working capital purposes.

As an inducement to the Lender to make a loan under the Agreement, SteelCloud shall issue to the Lender a warrant (the “Warrant”) to purchase 2.5 shares of SteelCloud’s common stock, par value $0.001 per share (“Common Stock”) for every dollar SteelCloud borrows pursuant to the Agreement.  The Warrant is exercisable for four years at an exercise price of $0.25 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, SteelCloud’s Board of Directors (the “Board”) has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Warrant for any period of time the Board deems appropriate.  SteelCloud has agreed to prepare and file a registration statement for the purposes of registering the resale of the shares of Common Stock underlying the Warrant, commencing on or about December 31, 2009.

The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between SteelCloud and the Lender.  Prior to the completion of the transaction, neither SteelCloud nor any of its affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

The foregoing summary of the terms of the Line of Credit and Security Agreement, the Revolving Line of Credit Promissory Note, the Warrant, and the transactions  in connection therewith, is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02         Unregistered Sales of Equity Securities

On November 4, 2009, SteelCloud borrowed $60,000 pursuant to the Agreement and the Note, and issued to the Lender a Warrant to purchase up to 150,000 shares of SteelCloud’s Common Stock pursuant to the Agreement.  A more detailed description of the Note and Warrant issued by SteelCloud is included in Item 1.01 of this Current Report and is incorporated by reference into this Item 3.02.

The offering of the Note and the Warrant was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Line of Credit and Security Agreement dated as of November 3, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation.

10.2	Revolving Line of Credit Promissory Note issued on November 3, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation.

10.3	Warrant issued on November 4, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost, Chief Executive Officer

November 9, 2009

EXHIBIT INDEX
Exhibit No.	Description
10.1	Line of Credit and Security Agreement dated as of November 3, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation.

10.2	Revolving Line of Credit Promissory Note issued on November 3, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation.

10.3	Warrant issued on November 4, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation.